UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

HELIOS & MATHESON NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

New York	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 15, 2009, Helios & Matheson North America Inc. (the “Company”) received two letters from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market CM’s continued listing standards. The Company received communication from NASDAQ that for the last 30 consecutive business days, the closing bid price of the Company’s security remained below the $1.00 minimum bid price requirement as set forth in NASDAQ Listing Rule 5550(a)(2). Additionally, the Company received communication from NASDAQ that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $1,000,000 as required by NASDAQ Listing Rule 5550(a)(5). Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has 180 calendar days from September 15, 2009 to regain compliance with the $1.00 minimum bid price requirement and 90 calendar days from September 15, 2009 to regain compliance with the $1,000,000 minimum market value of publicly held shares requirement. The Company is currently evaluating various courses of action available to regain compliance within the timeframes allowed. When the Company determines a course of action, the details will be set forth in a subsequent 8-K/A filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT 99.1 Press Release, dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino

Interim Chief Executive Officer
and Chief Financial Officer

Date: September 18, 2009

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release, dated September 18, 2009